Exhibit 99.1

Heritage Distilling Co. Announces Closing if its Initial Public Offering

GIG HARBOR, Wash., November 26, 2024 – Heritage Distilling Holding Company Inc. (“Heritage” or the “Company”) (Nasdaq: CASK), a leading craft distiller of innovative premium brands, including whiskeys, vodkas, gins, rums and ready-to-drink canned cocktails, today announced the closing of its initial public offering of 1,687,500 shares of common stock at an initial public offering price of $4.00 per share, for gross proceeds of approximately $6.75 million, before deducting underwriting discounts and offering expenses. In addition, Heritage has granted the underwriters a 30-day over-allotment option to purchase up to an additional 253,125 shares of common stock at the initial public offering price, less underwriting discounts and commissions.

The shares began trading on Nasdaq on November 22, 2024 under the symbol “CASK.”

Newbridge Securities Corporation acted as the sole book-running manager for the offering.

In addition to the shares being sold in the initial public offering, Heritage also closed on the sale of common warrants to purchase an aggregate of 382,205 additional shares of its common stock in a concurrent private placement to certain existing security holders. The common warrants have an exercise price equal to $0.01 per share and were sold for a price per common warrant equal to $3.99, the price per share at which the common stock was sold in the initial public offering less $0.01. The sale of the common warrants were not registered under the Securities Act of 1933, as amended, and as such, the shares issuable upon exercise of the common warrants may not be offered or sold absent registration or an applicable exemption from registration.

The gross proceeds to Heritage from the initial public offering and the concurrent private placement, before deducting underwriting discounts and commissions and offering and private placement expenses payable by Heritage, were $8,250,000, excluding any exercise of the underwriters’ option to purchase additional shares of common stock.

A registration statement on Form S-1 (File No. 333-279382) relating to the common stock offered and sold in the initial public offering was filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on November 12, 2024. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. This initial public offering was made only by means of a prospectus forming part of the registration statement relating to the common stock, which was filed on November 25, 2024 and is available on the SEC’s website at http://www.sec.gov, or may be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com or by telephone at (877) 447-9625.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Heritage

Heritage is among the premier independent craft distilleries in the United States offering a variety of whiskeys, vodkas, gins, rums and ready-to-drink canned cocktails. Heritage has been the most awarded craft distillery in North America by the American Distilling Institute for ten years in a row out of the more than 2,600 craft producers, plus numerous other Best of Class, Double Gold, and Gold medals from multiple national and international spirits competitions. It is one of the largest craft spirits producers on the West Coast based on revenues and is developing a national reach in the U.S. through traditional sales channels (wholesale, on-premises, and e-commerce) and its unique and recently-developed Tribal Beverage Network (“TBN”) sales channel, which is collaborating with Native American tribes to develop Heritage-branded distilleries, brands, and tasting rooms and to develop brands unique to the tribes, to serve patrons of tribal casinos and entertainment venues, creating compelling social and economic benefits for participating tribal communities while allowing the tribes another channel through which to exercise tribal sovereignty.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These and other risks concerning Heritage’s programs and operations are described in additional detail in its registration statement on Form S-1, which is on file with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

CONTACTS:

Investors
Scott Eckstein
heritage@kcsa.com
(212) 896 1210

Media
Molly Crawford
mcrawford@kcsa.com
(408) 768 6974